Exhibit 5

                             MCLAUGHLIN & STERN, LLP
                               260 MADISON AVENUE
                                   18TH FLOOR
                            NEW YORK, NEW YORK 10016
                                 (212) 448-1100
                               FAX (212) 448-0066

                               Richard J. Blumberg
                          Direct Phone: (212) 448-6205

     New Jersey Office                                      Millbrook Office
   411 Hackensack Avenue                                    Franklin Avenue
Hackensack, New Jersey 07601                                 P.O. Box 1369
     (201) 488-1105                                    Millbrook, New York 12545
   Fax (201) 488-3679                                       (914) 677-5700
                                                          Fax (914) 677-0097


                                          June 16, 1998


United States Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

                  Re:      X-ceed, Inc.

Gentlepersons:

                  Reference is made to the Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission by X-ceed, Inc. (the "Company").

                  We hereby advise you that we have examined originals or copies certified to our satisfaction of the Company's Certificate of Incorporation, minutes of the meetings of the Board of Directors and Shareholders and such other documents and instruments, and we have made such examination of law as we have deemed appropriate as a basis for the opinions hereinafter expressed.

                  Based on the foregoing, we are of the opinion that:

                  1. The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware.

                  2. The 100,000 Shares of Common Stock (the subject of the Registration Statement on Form S-3) subject to the exercise of options pursuant to the terms of the options granted to the Selling Shareholders will, upon issuance and the payment of the consideration provided to exercise such options, be validly issued, fully paid and non-assessable.

                  In addition, we hereby consent to the reference to this Firm in this Registration Statement and to the filing of this opinion as an Exhibit to the Registration Statement.

                                            Very truly yours,

                                            /s/ McLaughlin & Stern, LLP
                                            McLAUGHLIN & STERN, LLP